FIFTH AMENDMENT TO AMENDED AND RESTATED
                      REVOLVING LOAN AND SECURITY AGREEMENT

                  THIS FIFTH AMENDMENT TO AMENDED AND RESTATED REVOLVING LOAN AND SECURITY AGREEMENT (the "Fifth Amendment") is entered into as of February 3, 2000, by and between KEYSTONE CONSOLIDATED INDUSTRIES, INC., a Delaware corporation ("Borrower"), and CONGRESS FINANCIAL CORPORATION (CENTRAL), an Illinois corporation ("Lender"). Except for terms which are expressly defined herein, all capitalized terms used herein shall have the meaning subscribed to them in the Loan Agreement (as defined below).

                                    RECITALS

                  WHEREAS, Borrower and Lender are parties to that certain Amended and Restated Revolving Loan and Security Agreement dated as of December 29, 1995 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement").

                  WHEREAS, Borrower desires to amend the terms of the Loan Agreement.

                  WHEREAS, Lender is willing to amend the Loan Agreement on the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

I.       AMENDMENTS TO THE LOAN AGREEMENT

         A.       Subsection  (d)  of  the  definition  of  "Eligible   Borrower
                  Inventory" in Section 1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           (d) supplies used or consumed in Borrower's business (other than (i) steel used or consumed  by  Borrower  in  the  process  of
                                    manufacturing Inventory, and (ii) electrical
                                    supplies,  electrodes,  lead,  zinc,  metals
                                    (other  than  steel),   operations   process
                                    supplies and  refractory  materials  used or
                                    consumed  by  Borrower  in  the  process  of
                                    manufacturing   Inventory   not  to   exceed
                                    $4,500,000 in the aggregate);

II. CONDITIONS TO EFFECTIVENESS OF FIFTH AMENDMENT. This Fifth Amendment shall become effective on the date (the "Effective Date") when Borrower shall satisfy all of the following conditions:

          A. FIFTH AMENDMENT. Borrower and Lender shall have duly executed and delivered this Fifth Amendment.

          B. ADDITIONAL MATTERS. Lender shall have received such other certificates, opinions, UCC financing statements, documents and instruments relating to the obligations or the transactions contemplated hereby as may have been reasonably requested by Lender, and all corporate and other proceedings and all other documents and all legal matters in connection with the transactions contemplated hereby shall be reasonably satisfactory in form and substance to Lender.

IV. REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Fifth Amendment, Borrower represents and warrants to Lender, upon the effectiveness of this Fifth Amendment, which representations and warranties shall survive the execution and delivery of this Fifth Amendment, that:

          A. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

          B. the execution, delivery and performance of this Fifth Amendment by Borrower are within its corporate powers and have been duly authorized by all necessary corporate action;

          C. this Fifth Amendment constitutes a legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity; and

          D. all of the representations and warranties contained in the Loan Agreement and in the other Financing Agreements (other than those which speak expressly only as of a different date) are true and correct as of the date of this Fifth Amendment after giving effect to this Fifth Amendment.

V.       MISCELLANEOUS.

          A. EFFECT; RATIFICATION. The amendments set forth herein are effective solely for the purpose set -------------------- forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Loan Agreement or of any other Financing Agreements or (ii) prejudice any right or rights that Lender may now have or may have in the future under or in connection with the Loan Agreement or any other Financing Agreements. Each reference in the Loan Agreement to "this Agreement", "herein", "hereof" and words of like import and each reference in the other Financing Agreements to the Loan Agreement shall mean the Loan Agreement as amended hereby. This Fifth Amendment shall be construed in connection with and as part of the Loan Agreement and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Agreement and each other Financing Agreement, except as herein amended or waived, are hereby ratified and confirmed and shall remain in full force and effect.

          B. COSTS AND EXPENSES. Borrower shall pay to Lender on demand all reasonable out-of-pocket costs, ------------------ expenses, title fees, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Fifth Amendment, the Loan Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording and title insurance taxes and fees, if applicable); (b) costs and expenses and fees for title insurance and other insurance premiums, environmental audits, surveys, assessments, engineering reports and inspections, appraisal fees and search fees; (c) costs and expenses of remitting loan proceeds, collecting checks and other items of payment; (d) charges, fees or expenses charged by any bank or issuer in connection with the Letter of Credit Accommodations; (e) costs and expenses of preserving and protecting the Collateral; (f) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Fifth Amendment, the Loan Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and (g) the fees and disbursements of counsel (including legal assistants) to Lender in connection with the foregoing.

          C. CERTAIN WAIVERS; RELEASE. Although Borrower does not believe that it has any claims against ------------------------ Lender, it is willing to provide Lender with a general and total release of all such claims in consideration of the benefits which Borrower will receive pursuant to this Fifth Amendment. Accordingly, Borrower for itself and any successor of Borrower hereby knowingly, voluntarily, intentionally and irrevocably releases and discharges Lender and its respective officers, directors, agents and counsel (each a "Releasee") from any and all actions, causes of action, suits, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, losses, liabilities, costs, expenses, debts, dues, demands, obligations or other claims of any kind whatsoever, in law, admiralty or equity, which Borrower ever had, now has or hereafter can, shall or may have against any Releasee for, upon or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Fifth Amendment.

          D. COUNTERPARTS. This Fifth Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together constituting one and the same instrument.

          E. SEVERABILITY. Any provision contained in this Fifth Amendment that is held to be inoperative, unenforceable or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions of this Fifth Amendment in that jurisdiction or the operation, enforceability or validity of that provision in any other jurisdiction.

          F.   GOVERNING  LAW.  THIS FIFTH  AMENDMENT  SHALL BE  GOVERNED BY AND
               CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS.

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




                  IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment as of the date first above written.

                                        CONGRESS FINANCIAL CORPORATION (CENTRAL)

                                        BY
                                        NAME:
                                        TITLE:


                                        KEYSTONE CONSOLIDATED INDUSTRIES, INC.

                                        BY
                                        NAME:
                                        TITLE:

                                     CONSENT

         By Guarantee dated September 27, 1996 (as amended, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Guaranteed Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Fifth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                                               SHERMAN WIRE COMPANY

                                               BY
                                               NAME:
                                               TITLE:

                                     CONSENT

By Confirmation Agreement dated September 27, 1996, relating to that Amendment, Ratification and Confirmation of Secured Guaranty Agreement dated December 29, 1995, relating to, among other things the Secured Guaranty Agreement dated October 16, 1987 (collectively, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Fifth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                                               SHERMAN WIRE OF CALDWELL, INC.

                                               BY
                                               NAME:
                                               TITLE:

                                     CONSENT

         By Confirmation Agreement dated September 27, 1996, relating to that Guarantee and Waiver and Rider No. 1 to Guarantee and Waiver, each dated December 30, 1993 (as amended, collectively, the "Guarantee"), the undersigned (the "Guarantor") guaranteed to Lender (as defined therein), subject to the terms, conditions and obligations set forth therein, the prompt payment and performance of all of the Obligations (as defined therein). The Guarantor consents to Borrower's execution of the foregoing Fifth Amendment to Loan Agreement (the "Amendment;" capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Amendment) and acknowledges the continued validity, enforceability and effectiveness of the Guarantee with respect to all loans, advances and extensions of credit to Borrower, whether heretofore or hereafter made, together with all interests thereon and all expenses in connection therewith.

                                             FOX VALLEY STEEL AND WIRE COMPANY

                                             BY
                                             NAME:
                                             TITLE: